Exhibit 99.1

For Immediate Release

CHOICE HOTELS ANNOUNCES EXECUTIVE PROMOTIONS

Chief Executive Officer Charles A. Ledsinger, Jr. Named Vice Chairman

Joseph M. Squeri Promoted to President and Chief Operating Officer

New CFO and General Counsel Appointments Made

SILVER SPRING, Md. (September 13, 2006) – The board of directors of Choice Hotels International, Inc., (NYSE:CHH) today announced a series of executive promotions as part of a new corporate organizational structure designed to better support and facilitate the company’s strategies, long-term growth, and continuity for future leadership.

Effective immediately, Chief Executive Officer Charles A. “Chuck” Ledsinger, Jr., (56) has been named vice chairman of the company; and Joseph M. Squeri (41), formerly executive vice president, operations and chief financial officer, has been elected president and chief operating officer.

“Joe has been integral to the growth and success of our company, and I have every confidence Choice will continue to prosper with his new operational responsibilities,” said Charles A. Ledsinger, Jr., vice chairman and CEO. “In promoting Joe to the position of president and COO, and making the other related organizational moves, the board is taking a very important step in our plan to build upon our bench strength within the top leadership of the company and to ensure the company’s continued growth and success,” Ledsinger added.

As vice chairman and CEO, Ledsinger will be focused on furthering Choice’s strategy and growth objectives, initiatives to enhance profitability for the company’s franchisee base, and innovations that drive growth through expansion. In this regard, Ledsinger will oversee the growth and innovation and real estate functions of the corporation, as well as finance, legal, human resources and administration.

In his new position as president and COO, Squeri will have accountability and operating responsibility for the entire franchising operation, creating a seamless oversight in all of the various operating units, including international, marketing and reservations, information technology, brand management, franchise development, field hotel services and Choice’s business-to-business procurement processes.

Ledsinger and Squeri will work together developing and leading the company’s growth and innovation strategies, to include internal innovations that optimize and strengthen the company’s core franchising business, as well as external innovations that drive growth in response to market trends and through expansion into adjacent and complementary businesses.

“I am extremely excited to take on an even larger role in the leadership of the company,” said Squeri. “Over the past eight years, I have had the honor of working with and learning from Chuck, during which time we developed a hotel franchising business model that has led to solid growth and helped establish Choice as one of the best performing companies in the lodging industry.”

Squeri added, “Our new organizational structure is designed to build collaboration across the entire franchising operation, which will enable us to leverage the company’s strengths and related synergies for the benefit of our shareholders, franchisees and associates.”

Related Organizational Moves

In related moves, the board of directors also announced the following changes:

•	Michael DeSantis named senior vice president, senior strategic advisor and corporate secretary

In addition to oversight of the legal function, former General Counsel Michael DeSantis will oversee the company’s corporate real estate development group, which has been established to seek investment and business opportunities for Choice, especially in the company’s growth brands of Cambria Suites and Suburban Extended Stay Hotel, and to stimulate new and innovative ideas for the company’s core business. In addition, he will continue to serve as corporate secretary and as the principal liaison with the company’s Board of Directors. DeSantis continues to report to Chuck Ledsinger.

•	Paul Mamalian named general counsel

Formerly assistant general counsel for Choice, Paul Mamalian will report to Michael DeSantis and be responsible for the day-to-day management of the legal function, including SEC and corporate filings, acquisitions, franchise issues, risk management, litigation and labor law.

•	David White named chief financial officer

Formerly controller for the company, David White will report to Chuck Ledsinger and provide critical oversight and leadership of the finance organization, including treasury, tax and internal audit.

•	Scott Oaksmith named controller

Formerly assistant controller for Choice, Scott Oaksmith will report to David White and be responsible for the company’s corporate reporting and accounting.

Additional Background

Joseph M. Squeri

Since joining the company in 1997 as vice president and controller, Joe Squeri has served in a number of positions of increasing scope and responsibility. As controller, he led Choice’s efforts to establish itself as a separate public company after a spin-off. In 1999, he was promoted to senior vice president and chief financial officer. In this capacity, Squeri led Choice through an aggressive recapitalization program. In 2002, Squeri was promoted to executive vice president, development and chief financial officer, and in 2004, he assumed responsibility for the organization’s brand strategy and new product function. In 2005, he was promoted to executive vice president, operations and chief financial officer. Squeri is a graduate of the University of Virginia, McIntire School of Commerce and is a certified public accountant. He began his professional career in July 1987 with Arthur Andersen. In 1997, Squeri joined The Carlyle Group, a leading investment firm in Washington, DC.

Michael DeSantis, Senior Vice President, Senior Strategic Advisor and Corporate Secretary

As Choice’s senior legal officer, DeSantis has successfully overseen all legal issues affecting the company including SEC and corporate filings, acquisitions, franchise issues, risk management, litigation and labor law. Prior to joining Choice, DeSantis was vice president and associate general counsel at Caterair International Corporation, the former in-flight catering division of Marriott Corporation. Prior to Caterair, he was an associate at the law firms of Arent, Fox, Kintner, Plotkin and Kahn in Washington and Kutak Rock in Denver.

Paul Mamalian, General Counsel

Mamalian joined the company in 2003 and has provided sound counsel in the areas of corporate, securities, mergers and acquisitions, financing and trademark law. Prior to joining Choice, Mamalian was an attorney with two major multinational law firms, Pillsbury Winthrop and Reed Smith, and was in-house counsel at Sallie Mae. He earned his bachelors degree from The George Washington University and his juris doctor from The George Washington University Law School.

David White, Chief Financial Officer

Formerly vice president and controller for Choice, David White joined the company in 2002 as vice president, financial/SEC reporting and has provided strong leadership in handling the company’s SEC reporting, as well as in the budgeting and analysis function. In addition, he worked closely with both external auditors and the company’s internal disclosure review committee to ensure that Choice had strong disclosure controls and procedures. Prior to joining Choice Hotels, White worked for Ernst & Young, where he supervised financial statement audits and managed special projects for both public and private companies in a wide range of industries. He is a graduate of the University of Virginia, McIntire School of Commerce and is a certified public accountant.

Scott Oaksmith, Controller

Oaksmith joined Choice in 2002 as director, marketing and reservation finance. During his tenure at the company, Oaksmith has successfully upgraded the company’s corporate reporting processes. Prior to joining Choice Hotels, Oaksmith worked for American Express Tax & Business Services, Inc. in Baltimore from 1994 to 2002. A certified public accountant, he earned his bachelors degree in accounting from Towson University in Maryland and his masters of business administration with a concentration in finance from Johns Hopkins University in Baltimore.

About Choice Hotels

Choice Hotels International franchises more than 5,200 hotels, representing more than 430,000 rooms, in the United States and more than 40 countries and territories. As of June 30, 2006, 687 hotels are under development in the United States, representing 53,765 rooms, and an additional 65 hotels, representing 5,993 rooms, are under development in more than 20 countries and territories. The company’s Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites and Suburban Extended Stay Hotel brands serve guests worldwide.

Additional corporate information may be found on Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Such statements are based on management’s beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in or contemplated by the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Choice’s ability to predict or control. The company’s Form 10-K for the year ended December 31, 2005 details some of the important risk factors that you should review.

Contacts

Anne Madison, Vice President, Corporate Communications

(301) 592-6723

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2006 Choice Hotels International, Inc. All rights reserved.